SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2015

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35679	46-0658311
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

Acquisition of Winside Bancshares Incorporated

On October 12, 2015, Madison County Financial, Inc. (“MCFI”), the parent holding company of Madison County Bank (“MCB”), a federal savings bank headquartered in Madison, Nebraska, completed its acquisition of Winside Bancshares Incorporated (“Winside Bancshares”), the holding company of Winside State Bank, a Nebraska-chartered bank, with its sole banking office located in Winside, Nebraska.  The acquisition was consummated pursuant to the Agreement and Plan of Merger by and between MCFI and Winside Bancshares dated May 12, 2015 (the “Merger Agreement”), by way of a merger of Winside Bancshares with and into MCFI with MCFI as the surviving corporation in the merger (the “Merger”).  In connection with the Merger, Winside State Bank was merged with and into MCB with MCB as the surviving institution. Winside State Bank’s office will become a branch office of MCB.

At the effective time of the Merger, each share of common stock of Winside Bancshares was converted into the right to receive 143.61 shares of common stock of MCFI, with cash paid in lieu of fractional shares.  Based upon the 1,370 outstanding shares of Winside Bancshares, at the effective time of the Merger, MCFI issued 196,745 shares of its common stock for 100% of the common stock of Winside Bancshares.  The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes for MCFI.

Winside Bancshares was closely held by three shareholders: David J. Warnemunde, President and Chief Executive Officer of MCFI and MCB; David D. Warnemunde, a director of MCFI and MCB and the father of David J. Warnemunde; and Nancy Warnemunde, the spouse of David D. Warnemunde and the mother of David J. Warnemunde.

       Stock Purchase Agreement with Warnemunde Insurance & Real Estate Agency, Inc.

On October 12, 2015, MCFI also consummated the acquisition of 100% of the outstanding common stock of Warnemunde Insurance & Real Estate Agency, Inc. (the “Agency”), a licensed insurance agency engaged in the business of property and casualty and life insurance with its office located in the banking office of Winside State Bank (the “Agency Acquisition”) pursuant to a Stock Purchase Agreement dated May 12, 2015 (the “Agency Acquisition Agreement”).

The Agency is not a subsidiary of either Winside Bancshares or Winside State Bank.  The Agency is owned by David D. Warnemunde and Nancy Warnemunde.  MCFI has contributed the stock of the Agency to Madison County Bank so that the Agency has become a wholly owned subsidiary of MCB.

At the effective time of the Agency Acquisition, each share of common stock of the Agency was converted into the right to receive 344.67 shares of MCFI.  Based upon the 100 outstanding shares of the Agency, at the effective time of the Agency Acquisition, MCFI issued 34,467 shares of its common stock for 100% of the common stock of the Agency.

The foregoing descriptions of the Merger Agreement and the Agency Acquisition Agreement are included to provide you with information regarding their terms and do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Agency Acquisition Agreement, which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, and are incorporated into this report by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits

Exhibit 2.1
Agreement and Plan of Merger, dated as of May 12, 2015 by and between Madison County Financial, Inc. and Winside Bancshares Incorporated (incorporated by reference to Exhibit 2.1 to MCFI’s Current Report on Form 8-K filed on May 13, 2015 (Commission No. 001-35679))

Exhibit 2.2
Stock Purchase Agreement, dated as of May 12, 2015 by and between Madison County Financial, Inc., Madison County Bank and Warnemunde Insurance and Real Estate Agency and David D. Warnemunde and Nancy Warnemunde (incorporated by reference to Exhibit 2.2 to MCFI’s Current Report on Form 8-K filed on May 13, 2015 (Commission No. 001-35679))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.
DATE: October 13, 2015	By:	/s/ Daniel A. Fullner
Daniel A. Fullner
Senior Vice President and General Counsel